TERM NOTE


$[Note Amount]                                                  Portland, Oregon
                                                                     [MSHA Date]

     FOR VALUE RECEIVED, the undersigned, [First Name] [Last Name] (the "Executive"), hereby unconditionally promises to pay to the order of KINDERCARE LEARNING CENTERS, INC., a Delaware corporation (the "Company") at its offices, in lawful money of the United States of America, the principal amount of [written note amount] ($[Note Amount]), plus interest thereon, or, if less, the unpaid principal amount of the loan made by the Company pursuant to the Management Stockholder's Agreement (as hereinafter defined) plus interest thereon. Interest shall accrue and be paid on the unpaid principal amount, which is from time to time outstanding at the rate equal to [Interest] per annum until the principal amount is paid in full.

1. The Executive agrees to pay the principal and interest as follows:

     A. Interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at an interest rate equal to [Interest] per annum on June 30 and December 31 of each year, the Maturity Date and with respect to the amount of any optional or mandatory prepayments, on the date of any such optional or mandatory prepayments;

     B. Mandatory prepayments as follows:

     [INSERT TERMS HERE]

     C. Any and all remaining balance of the principal amount hereof shall be paid on the earliest to occur of

         (i)   no later than five business days prior to the first occurrence of
               (x) the effective date on which the Executive is promoted to a position in the Company (or any successors or transferees as described above) or (y) any other event with respect to the Executive, which, in any such case if the Note were to remain outstanding on and after such date, would result in a violation of Section 402 of the Sarbanes-Oxley Act of 2002 (and any successor provision or legislation thereto), and for which no exemption is then applicable;

         (ii) the Executive's termination of employment by the Company for Cause or without Good Reason by the Executive;

         (iii) one year after the Executive's termination of employment without Cause by the Company or with Good Reason by the Executive;

         (iv)  the disposition of the Purchase Stock by the Executive; and

         (v)   [Maturity Date] (the "Maturity Date").

2.  Definitions

     A. "Cause" shall mean (i) the Executive's willful and continued failure to perform Executive's duties with respect to the Company or its subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to Executive by the Company and which could reasonably result in demonstrable injury to the Company or (ii) misconduct by Executive (x) involving dishonesty or breach of trust in connection with

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Executive's employment, (y) which would be a reasonable basis for an indictment of Executive for a felony or for a misdemeanor involving moral turpitude, or (z) which results in demonstrable injury to the Company; and "Good Reason" shall mean, without the Executive's consent, (i) a reduction in Executive's base salary, other than a reduction which is part of a general salary reduction program affecting all salaried employees of the Company, (ii) a substantial reduction in Executive's duties and responsibilities or change in the Executive's title, (iii) the elimination or reduction of Executive's eligibility to participate in the Company's benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein or (iv) a transfer of the Executive's primary workplace by more than fifty (50) miles from the workplace as of the date hereof. Notwithstanding the immediately preceding sentence, the definitions in any employment agreement in effect on the date hereof between the Company and Executive of "Cause" and "Good Reason" shall supersede and replace the definitions of "Cause" and "Good Reason" in the immediately preceding sentence and shall be deemed incorporated by reference in this Note in their entirety.

     B. The following shall constitute "Events of Default" under the terms of this Note:

         (i) default for thirty (30) days or more in payment when due and payable, upon acceleration or otherwise, of principal of this Note;

         (ii) default for thirty (30) days or more in the payment when due of interest on the Note.

     C. "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     This Note is subject to optional prepayment in whole or in part at any time. Reference is hereby made to the Pledge Agreement for a description of the properties and assets in which a security interest has been granted.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable by the Company.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Management Stockholder's Agreement dated as of [MSHA Date] between the Company and the Executive (as amended, supplemented or otherwise modified from time to time, the "Management Stockholder's Agreement").

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.



                                       -----------------------------------------
                                       [First Name] [Last Name]

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